CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in Post-Effective Amendment No. 11 to the Registration Statement of Franklin Templeton International Trust on Form N-1A File No. 33-41340 of our report dated November 26, 1997 on our audit of the Financial Statements and Financial Highlights of Franklin Templeton
International Trust, which report is included in the Annual Report to Shareholders for the year ended October 31, 1997, which is incorporated by reference in the Registration Statement.



                                      /s/COOPERS & LYBRAND L.L.P.



Ft. Lauderdale, Florida
February 23, 1998